Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
NaturalNano, Inc.

We hereby consent to the use in this Form 8-K of NaturalNano, Inc. of our report, dated August 15, 2005, except for Note 12 as to which the date is November 29, 2005, on the financial statements of NaturalNano, Inc. as of December 31, 2004 and for the period from December 22, 2004 (inception) to December 31, 2004, which appears in such Form 8-K.

/s/ GOLDSTEIN GOLUB KESSLER LLP
New York, New York

December 1, 2005